UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON,  D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2016

GEORGETOWN BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35595	80-0817763
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2 East Main Street, Georgetown, MA	01833
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:      978-352-8600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.Submission of Matters to a Vote of Security Holders

On May 17, 2016, Georgetown Bancorp, Inc. (the “Company”) held its Annual Meeting of Stockholders.  At the Annual Meeting, stockholders considered the election of directors, the ratification of the Company’s independent registered public accounting firm and an advisory, non-binding resolution to approve the executive compensation described in the Proxy Statement.  A breakdown of the votes cast is set forth below.

1.	The election of directors.

	For	Withheld	Broker Non-Vote

Keith N. Congdon	1,153,013	60,838	399,532

Kathleen R. Sachs	1,103,906	109,945	399,532

David A. Splaine	1,148,149	65,702	399,532

Robert T. Wyman	1,091,816	122,035	399,532

2.	The ratification of the appointment of Baker Newman & Noyes, P.A., LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

For	Against	Abstain	Broker Non-Vote

1,608,109	3,777	1,497	N/A

3.	The approval of an advisory, non-binding resolution to approve the executive compensation described in the Proxy Statement.

For	Against	Abstain	Broker Non-Vote

1,051,270	134,823	27,758	399,532

Item 9.01.Financial Statements and Exhibits

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits. None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GEORGETOWN BANCORP, INC.

DATE: May 19, 2016	By:	/s/ Joseph W. Kennedy
Joseph W. Kennedy
Senior Vice President and Chief Financial Officer